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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 18, 2002

                            CANAAN ENERGY CORPORATION

             (Exact name of registrant as specified in its charter)

          Oklahoma                   000-31819                      73-1300132
(State or other jurisdiction    (Commission File No.)   (I.R.S. Employer Identification No.)
     of incorporation)

    211 North Robinson, Suite N1000, Oklahoma City, Oklahoma      73102-7132

           (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (405) 604-9200

   Former name or former address, if changed since last report: Not applicable


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ITEM 5. OTHER EVENTS

     On March 13, 2002, the Board of Directors of Canaan Energy Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share. The dividend is payable on March 25, 2002 to the stockholders of record on March 25, 2002.

     The Rights will initially trade with, and will be inseparable from, the common stock. The Rights are evidenced only by certificates that represent shares of common stock. New Rights will accompany any new shares of common stock we issue after March 25, 2002 until the Distribution Date described below.

     Each Right will allow its holder to purchase from our Company one one-thousandth of a share of Series A Junior Participating Preferred Stock ("Preferred Share") for $45.00, once the Rights become exercisable. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights. The number of shares issuable upon exercise of Rights is subject to adjustment if a person becomes an Acquiring Person as described below.

     The Rights will not be exercisable until the earlier to occur of (i) 10 days after a public announcement that a person or group has become an "Acquiring Person" by obtaining beneficial ownership of 15% or more of the Company's outstanding common stock, or (ii) 10 business days (or a later date determined by our Board before any person or group becomes an Acquiring Person) after a person or group begins or announces an intention to make a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person. We refer to the date when the Rights become exercisable as the "Distribution Date." Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After the Distribution Date, the Rights will separate from the common stock and be evidenced by Rights certificates that the Company will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are void and may not be exercised.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on March 12, 2012, unless the Rights are earlier redeemed or exchanged by the Company.

     An "Acquiring Person" does not include the Company, any Subsidiary of the Company, in each case including, without limitation, in its fiduciary capacity, or, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company.

     Our Board may reduce the threshold at which a person or group becomes an Acquiring Person from 15% to not less than 10% of the outstanding common stock.

     In the event that any person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $45.00, purchase Preferred Shares (or common stock if the Company so determines) with a market value of $90.00, based on the market price of the

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common stock prior to such acquisition. In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or similar transaction after the Rights Distribution Date, all holders of Rights except the Acquiring Person may, for $45.00, purchase shares of the acquiring corporation with a market value of $90.00 based on the market price of the acquiring corporation's stock, prior to such merger.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable and will rank junior to all other series of the Company's preferred stock. Each Preferred Share will entitle holders to quarterly cumulative preferential dividend payments of $1.00 per share, but would be entitled to receive, in the aggregate a dividend of 1,000 times the dividend declared on their common stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to receive $1,000 per share, but would be entitled to receive, in the aggregate, an amount equal to 1,000 times the payment made on one share of common stock. Each Preferred Share will have the same voting power as one share of common stock. Finally, in the event that shares of our common stock are exchanged via merger, consolidation, or a similar transaction, each Preferred Share will entitle holders to receive 1,000 times the amount received per share of common stock. The value of one one-thousandth interest in a Preferred Share should approximate the value of one share of common stock.

     The Company's Board may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

     After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our Board may exchange the Rights, in whole or in part, at an exchange ratio of one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

     Our Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock. No adjustments to the Exercise Price of less than 1% will be made.

     The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights. However, our Board may not amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of our outstanding common stock. In addition, the Board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns. After a person or group becomes an Acquiring Person, our Board may not amend the agreement in a way that adversely affects holders of the Rights.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to this Form 8-K. A copy of a Summary of Rights will be distributed to stockholders of record as of March 25, 2002. Additionally, copies of the Rights Agreement are available free of charge from the Company.

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     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group who attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board since they may be redeemed by the Company for $0.01 per Right at any time before any person or group becomes an Acquiring Person.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Exhibits

     The following exhibits are filed herewith:

Exhibit No.                  Description
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99.1                         Press Release dated March 14, 2002.
99.2                         Rights Agreement dated March 13, 2002

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CANAAN ENERGY CORPORATION


                                     By:/s/ Michael S. Mewbourn
                                       -----------------------------------------
Date:  March 18, 2002                Michael S. Mewbourn, Senior Vice President
                                     and Chief Financial Officer

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                                INDEX TO EXHIBITS

Exhibit No.                  Description
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99.1                         Press release dated March 14, 2002.
99.2                         Rights Agreement dated March 13, 2002